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                                                                     EXHIBIT 5.1


April 4, 2001


Board of Directors
RFS Hotel Investors, Inc.
850 Ridge Lake Boulevard
Suite 200
Memphis, Tennessee 38120

                       REGISTRATION STATEMENT ON FORM S-3
                        1,000,000 SHARES OF COMMON STOCK

Gentlemen:

         We are acting as counsel for RFS Hotel Investors, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares of common stock, $.01 par value (the "Shares"), issuable pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). The Shares and the Plan are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on April 4, 2001. In connection with the filing of the Registration Statement you have requested our opinion concerning certain matters.

         In connection with rendering this opinion, we have examined the Charter of the Company, as amended and restated, the Bylaws of the Company, such minutes and records of the Company as we deemed material and such other records and documents as we considered necessary. For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals and (iii) the genuineness of all signatures. As to factual matters, we have relied upon certificates of public officials and upon certificates of officers of the Company.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly formed and validly existing under the laws of the State of Tennessee.

         2. The issuance of the Shares has been duly authorized and, when the Shares have been issued and sold as described in the Registration Statement and the Company has received full payment therefor, the Shares will be legally issued, fully paid and nonassessable.

         We do not purport to express an opinion on any laws other than those of the State of Tennessee. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Very truly yours,


HUNTON & WILLIAMS
07853/07965/